Exhibit 10.39
CYBERONICS, INC,
NOTICE OF STOCK OPTION GRANT
Shawn Lunney
     You have been granted an option (the “Option”) to purchase Common Stock of Cyberonics, Inc (the “Company”) as follows:

Date of Grant:	November 1, 1996

Exercise Price:	$3,0625 per share

Number of Shares Subject to Option:	104,750

Type of Option:	___ Incentive Stock Option
___ Nonstatutory Stock Option

Vesting Start Date.	November 1,1996

Expiration Date:	Tenth Anniversary of Date of Grant

Exercise Schedule:	The Option shall be exercisable at any time prior to the Expiration Date or earlier termination as to shares which are vested in accordance with the Vesting Schedule below.
     Vesting Schedule: For so long as the Optionee shall continue to be a Service Provider, this Option shall vest cumulatively as follows:
     A. 6/48ths of the Shares subject to the Option shall vest six months following the Vesting Start Date set forth above, and l/48th of the Shares subject to the Option shall vest on the first day of each month thereafter.
     B. In addition to the foregoing, vesting of this Option will accelerate, and this Option will become exercisable, as follows:
          (i) in the event that the Food and Drug Administration (“FDA”) Panel recommends approval of the Company’s pending Pre-Market Approval (“PMA”) Application for indications and with labeling requirements substantially as requested by the Company, then twenty-five percent (25%) of the Shares subject to this Option shall automatically vest and become exercisable;
          (ii) in the event that the FDA grants final approval for the Company’s pending Pre-Market Approval (“PMA”) Application for indications and with labeling requirements substantially as requested by the Company, then twenty-five percent (25%) of the Shares subject to this Option shall automatically vest and become exercisable;
          (iii) For each month in calendar 1997 in which total net sales exceed Five Hundred Thousand Dollars ($500,000), two percent (2%) of the Shares subject to this Option shall automatically vest and become exercisable; and
          (iv) For each month in calendar 1998 in which total net sales exceed One Million Dollars ($1,000,000), two percent (2%) of the Shares subject to this Option shall automatically vest and become exercisable.
     With respect to paragraphs (i) and (ii) above, any question as to whether the indications covered in a PMA or labelling requirements imposed by the FDA are “substantially as requested by the Company” shall be determined by the Board of Directors of the Company, whose determination will be final and binding on the Company and the Optionee.
     Termination Period. Option may be exercised for up to 90 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).
     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER) OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.
     By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 1988 Incentive Stock Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:		Cyberonics, Inc.

/s/ Shawn Lunney		By:	/s/ Robert P. Cummins

Shawn Lunney

Date:	1/21/97	Title:	CEO

		Date:	1/21/97

Cyberonics, Inc.
STOCK OPTION AGREEMENT
     1. Grant of Option. Cyberonics, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s 1988 Incentive Stock Plan (the “Plan”) which is incorporated herein by reference Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.
          If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.
     2. Adjustments for Stock Splits,Recapitalization.
          (a) The Exercise Price and number of Shares subject to this Option (as set forth on the Notice of Grant) shall be subject to adjustment as follows: If the Company at any time (i) sub-divides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Shares issuable shall be proportionately increased, and (ii) if the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Shares issuable shall be proportionately decreased.
          (b) If at any time while this Option is outstanding there shall be any reclassification or conversion of the Common Stock into another class of securities (other than a subdivision or combination of shares provided for in the preceding paragraph), the Optionee shall thereafter be entitled to receive, during the term hereof and upon payment of the Exercise Price, the number of shares of stock to which a holder of the Common Stock would have been entitled upon such reclassification or conversion had the Optionee exercised this Option immediately prior to such reclassification or conversion,
     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 8(b) of the Plan as follows.
          (a) Right to Exercise
               (i) This Option may not be exercised for a fraction of a share.
               (ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below

               (iii) In no event may this Option be exercised after the Expiration Date of this Option as set forth in the Notice of Grant.
          (b) Method of Exercise. This Option shall be exercisable by execution and delivery of the Exercise Notice and Stock Purchase Agreement (the “Exercise Notice”) in the form attached as Exhibit A Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.
     4. Method of Payment. Payment of the Exercise Price shall be by:
          (i) cash; or
          (ii) check, or
          (iii) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and immediate sale of the shares through a broker which provides for delivery to the Company from the sale or loan proceeds of the exercise price; or
          (iv) any combination of the foregoing methods of payment.
     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including the requirements of any stock exchange upon which the Shares may then be listed and including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     6. Termination of Relationship. In the event of termination of Optionee’s consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.
     7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of an Optionee’s consulting relationship or Continuous Status as an Employee as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the Expiration Date of this Option as set forth in the Notice of Grant), exercise the Option to the extent otherwise so entitled at the date of such termination To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such

Option (to the extent otherwise so entitled) within the time specified herein, the Option, shall terminate.
     8. Death of Optionee. In the event of the death of Optionee during the term of this Option and while an Employee or Consultant or within ninety (90) days following termination of Optionee’s employment/consultancy relationship with the Company, this Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the Expiration Date), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.
     9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     10. Term of Option. This Option may be exercised only prior to the Expiration Date set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.
     11. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.
          (b) Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
          (c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and income tax purposes If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.
          (d) Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to this Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after exercise of this Option, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.
     12. Change of Control. In the event of a Change of Control (as defined below), this Option shall be exercisable as in accordance with the following notwithstanding anything to the contrary set forth elsewhere herein:
          (a) In the event that Options under the Plan are not Assumed, as defined below, by the successor corporation (or the parent or subsidiary of such successor), this Option shall be exercisable as to all shares, whether or not vested as provided in the Notice of Grant attached hereto.
          (b) In the event of a Change of Control in which (i) the Option is Assumed (or the parent or a subsidiary of the successor) this option shall be exercisable as to a number of shares equal to 2.5 times the number of shares actually vested as of the date of closing of the Change of Control (but in no event as to a number of shares greater than the number of shares set forth on the Notice of Grant)
          (c) For purposes of this Section 12, “Change of Control” shall mean a corporate reorganization of the Company which results in the then current shareholders of the Company owning less than 50% of the equity securities of the surviving company, or the sale of all or substantially all of the assets of the Company.
          (d) For purposes of this Section 12, an Option granted under the Plan shall be deemed to be Assumed if, following a Change of Control, the Option confers the right to purchase, for each Share subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control was not solely Common Stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the Option to be solely Common Stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change of Control.

     13. Certain Business Combinations. In the event it is determined by the Board of Directors, upon receipt of a written opinion of the Company’s independent public accountants, that the enforcement of any Section or subsection of this Agreement, including, but not limited to, Section 12 hereof, which allows for the acceleration of vesting of options to purchase shares of the Company’s common stock in connection with a Change of Control, would preclude accounting for any proposed business combination of the corporation involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, that any such Section or subsection of this Agreement shall be null and void.
     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT A
EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT
Cyberonics, Inc.
17448 Highway 3, Suite 100
Webster, Texas 77598
Attention: Secretary
     1. Exercise of Option. Effective as of today,                                                     , 19      , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                         shares of the Common Stock (the “Shares”) of Cyberonics, Inc. (the “Company”) under and pursuant to the Company’s 1988 Incentive Stock Plan, as amended (the “Plan”) and the [       ] Incentive [      ] Nonqualified Stock Option Agreement dated                       (the “Option Agreement”).
     2. Representations of Optionee.
          (a) Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
          (b) Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.
     3. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares.
     4. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.
     5. Arbitration. Any dispute or claim arising out of or in connection with this Agreement shall be settled by binding arbitration. Any such arbitration shall be conducted in accordance with the Rules of Conciliation and Arbitration of the American Arbitration Association and shall take place in Webster, Texas The arbitration shall be conducted by one arbitrator; provided that if the parties cannot agree on a single arbitrator, then the arbitration shall be conducted by a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators. The determination of the arbitrator(s) shall be final and binding upon the parties.
     6. Governing Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING THAT BODY OF LAW PERTAINING TO CONFLICTS OF

LAW. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable
     7. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and Fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party
     8. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
     9. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.
     10. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Option Agreement constitute the entire agreement of the parties and supersede in their entirety ail prior undertakings and agreements of the company and optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:

OPTIONEE:	Cyberonics, Inc

By:
Shawn Lunney
Its:

Address:	Address:

17448 Highway 3, Suite 100

Webster, Texas 77598